CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT is executed as of this 24th day of April, 2007, and is effective as of the 29th day of March, 2007, the "Effective Date" by and between Worldwide Mining Consultants, LLC, a Colorado limited liability company (hereinafter "Consultant") and International Gold Resources Inc. ("IGR" or the "Company") located at 15321 Main Street N. E. Suite 152, Duvall, Washington 98019.

RECITALS:

WHEREAS, IGR and the Members of Consultant entered into a Memo of Understanding dated March 29, 2007, pursuant to which the parties agreed to the operative terms of this Consulting Agreement and the warrants attached hereto; and

WHEREAS, IGR desires to engage Consultant to perform the following consulting services:

(a) Advise IGR with respect to exploration, development and exploitation of IGR's existing mining properties;

(b) Provide mining investment services, including locating and assessing new mining properties and opportunities;

(c) Advise the Board and CEO regarding business affairs and management of the assets of IGR;

(d) Provide business development services through Consultant's experience and contacts in the mining industry; and

(e) Provide promotion and financial services, including locating and hiring legal, accounting and financial consultants.

NOW THEREFORE, in consideration of their mutual promises made herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by each party, the parties, intending to be legally bound, hereby agree follows:

I. Recitals. The parties agree that the foregoing recitals are true and correct and are incorporated herein by this reference.

II. Engagement. IGR hereby engages Consultant and Consultant hereby accepts such engagement upon the terms and conditions set forth in this Agreement.

A. Duties. Consultant is hereby engaged by IGR to perform work and render services in connection with providing business and property development and due diligence services; and management, investment, and business consulting services (the "Duties"). Such Duties are generally set forth in the Recitals. Consultant shall, in consultation with IGR, control the manner and method by which they carry out such Duties

B. Terms. Subject to the terms of this Agreement relating to termination, the term of this Agreement shall commence on the Effective Date as mentioned above and the Agreement shall continue in full force and effect for a term of five years from the date hereof, subject to the termination provisions specified in Section III of this Agreement (the "Term").

C. Fee Structure. The consideration to be provided to Consultants in exchange for the performance of its duties hereunder shall be the granting of warrants to purchase shares of the common stock of IGR (the "Warrants"). The Warrants shall be in the form attached hereto as Exhibit A

D. Expense Reimbursement. IGR shall also reimburse Consultants for all reasonable expenses incurred, where all expenses shall be pre-approved by IGR. Expenses and materials reimbursements shall be made promptly upon submission of an expense report to IGR and the latter shall have the right to question any unreasonable expenses.

E. Independent Contractors. In all matters relating to this Agreement and otherwise, the parties hereto shall be and act as independent contractors, neither shall be the employee or agent of the other, and each shall assume any and all liabilities for its own acts. Neither party shall have any authority to create any obligations, express or implied, on behalf of the other party and neither party shall have any authority to represent the other party as an employee or in any capacity other than as herein provided.

F. Non-Circumvention. Neither IGR nor any representative of IGR shall contact a Financing Source introduced by Consultants, without the prior written approval of Consultants, for the duration of this Agreement, or for a period of one (1) year following the termination of this Agreement. Furthermore, IGR hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of the Agreement, or to avoid payment of fees in any transaction with any Financing Sources introduced to IGR by Consultants. Should the Financing Source approach IGR and IGR having complied by disclosing such to Consultants, the latter shall not unreasonably with hold consent.

III. Termination: This Agreement may be terminated by Consultant upon sixty (60) days notice. IGR may terminate this Agreement immediately upon Consultant engaging in negligent or willful misconduct; or any illegal activity or any conduct that has a material negative effect upon IGR.

IV. Arbitration: Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or its interpretation or effectiveness, and which is not settled between the parties themselves, shall be settled by binding arbitration in Denver, Colorado and judgment upon the award may be entered in any court having jurisdiction thereof. The prevailing party in any litigation, arbitration or mediation relating to collection of fees, or any other matter under this Agreement, shall be entitled to recover all its costs, if any, including without limitation reasonable attorney's fees, from the other party for all matters, including, but no limited to, appeals.

V. Representations and Warranties: The parties hereto each represent, warrant, covenant and agree that they each have the right to enter into this Agreement; that Consultants are not a party to any agreement or understanding whether or not written which would prohibit Consultants or IGR performance of its obligations hereunder any proprietary information of any other party which Consultants or IGR is legally prohibited from using. A breach of this Paragraph V shall be ground for immediate termination of this Agreement.

VI. Indemnification and Hold Harmless Clause: Each party to this Agreement agrees to indemnify and hold harmless the other party against any losses, claims, liabilities, damages and the like, joint or several, to which the other directly or indirectly may become subject to in connection with and arising out of the services which are the subject of this Agreement, except as may be the direct cause of the gross negligence or willful misconduct of the party seeking indemnification.

VII. Notice: Any notice given or required to be given under this Agreement shall be in writing and service thereof shall be sufficient if sent be hand or by telex or telegram, facsimile transmission or other similar means of communication if confirmed by mail, or by certified mail, return-receipt requested, with postage prepaid, directly to the parties' respective addresses herein above set forth. Each party may, from time to time, by like written notice, designate a different address to which notice should thereafter be sent. All Notices shall be sent to:

If to IGR: International Gold Resources, Inc.

c/o Lyle Durham

15321 Main Street N. E. Suite 152

Duvall, Washington 98019

With a copy to: Parsons/Burnett, LLP

c/o James B. Parsons

2070 Skyline Tower

10900 NE 4th Street

Bellevue, WA 98004

Fax: 425-451-8568

If to Consultants: Worldwide Mining Consultants, LLC

9175 East Star Hill Trail

Lone Tree, Colorado 80124

Fax: 303-799-9199

With a copy to: Jackson Kelly PLLC

1099 18th Street

Denver, Colorado 80202

Fax: 303-390-0177

VIII. Survival: The covenants contained in this Agreement shall survive the termination of this Agreement, for whatever reason, and shall be binding on the parties.

IX. Binding Effect: The terms of the Agreement shall be binding upon the respective parties hereto, their heirs, their owners, co-owners, partners, associates, employers, affiliates, subsidiaries, parent companies, nominees, representatives, employees, agents, Consultants, Consultants and successors and assigns.

X. Assignment: This Agreement and the rights and obligations hereunder may not be assigned or delegated by either party without the prior consent of the other party.

XI. Choice of Law: This Agreement is made in Colorado and all questions related to the execution, construction, validity, interpretation and performance of this Agreement and to all other issues or claims arising hereunder, shall be governed and controlled by the laws of Colorado.

XII. Venue: The District Court of the City and County of Denver, Colorado shall be proper venue for any and all litigation and other proceeds involving this Agreement.

XIII. Counterparts: This Agreement may be signed in more than one counterpart, in which case each counterpart shall constitute an original of this Agreement.

XIV. Severability: In the event that any term, covenant, or condition of this Agreement or the application thereof to any party or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or non enforceable, shall not be affected thereby; and each term, covenant, or condition of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

XV. Modification: No amendment, modification, or waiver of this Agreement or any provision hereof shall be valid unless in writing duly signed by the parties hereto, which writing specifically refers to this Agreement and states that it is an amendment, modification, or waiver.

XVI. Entire Agreement: This Agreement represents the entire agreement between the parties to this Agreement concerning its subject matter, and any and all prior representations and agreements with respect to such subject matter, if any, are merged herein and are superseded by this Agreement..

XVII. Construction: Paragraph headings are for convenience only and are not intended to expand or restrict the scope or substance of the provisions of this Agreement. Whenever used herein, the singular shall include the plural, the plural shall include the singular, and pronouns shall be read as masculine, feminine, or neuter as the context requires.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the effective date.

International Gold Resources Inc.:

By: /s/ J. Roland Vetter

J. Roland Vetter, President and CFO

By: /s/ Lyle R. Durham

Lyle R. Durham, Vice President

Worldwide Mining Consultants, LLC:

/s/ David Francisco

David Francisco, Member

/s/ Lawrence T. Kurlander

Lawrence T. Kurlander, Member